SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        April 22, 1998

                  Northern States Power Company
        (Exact name of registrant as specified in its charter)

                            Minnesota
           (State or other jurisdiction of incorporation)

         1-3034                                  41-0448030
(Commission  File  Number)             (IRS Employer Identification No.)

     414 Nicollet Mall, Mpls, MN                          55401
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code       612-330-5500

    (Former name or former address, if changed since last report)


Item 5.   Other Events

On April 22, 1998, Northern States Power Company's Board of Directors authorized a two-for-one stock split effective June 1, 1998 for shareholders of record on May 18, 1998. The total number of additional shares to be distributed to complete the stock split is expected to be approximately 75.4 million. Attached as Exhibit 99.01 is a news release announcing the transaction.

Item 7.   Financial Statements and Exhibits

(c)  EXHIBITS

Exhibit
  No.          Description

 99.01         April  22,  1998  News Release from Northern  States  Power
                    Company



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Northern States Power Company
                                      (a Minnesota Corporation)



                                      By  /s/
                                        Edward  J. McIntyre
                                        Vice President and Chief
                                             Financial Officer


Dated: April 23, 1998

                         EXHIBIT INDEX


Method of            Exhibit
 Filing                No.            Description

 DT                    99.01          April  22, 1998  News  Release
                                      from Northern States Power Company


DT = Filed electronically with this direct transmission.